Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Consolidated Water Co. Ltd.:
We consent to the incorporation by reference in the registration statement (No. 333-10206) on Form S-8 of Consolidated Water Co. Ltd. of our report dated April 15, 2005 with respect to the consolidated statements of income, stockholders’ equity, and cash flows of Ocean Conversion (BVI) Ltd. for the year ended December 31, 2004, which report appears in the December 31, 2006, annual report on Form 10-K of Consolidated Water Co. Ltd.
/s/ KPMG
George Town, Cayman Islands
March 16, 2007